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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              SPARTON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              SPARTON CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                              SPARTON CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Sparton Corporation will be held at the offices of the Corporation, 2400 East Ganson Street, Jackson, Michigan 49202, on Wednesday, October 28, 1998, at 10:00 a.m., local time, for the following purposes:

          1. To elect three directors each for a term of three years as set forth in the Proxy Statement.

          2. To consider and act upon a shareholder proposal concerning term limitations for directors.

          3. To transact such other business as may properly come before the meeting.

     Only holders of Common Stock of record at the close of business on September 15, 1998 are entitled to notice of and to vote at the meeting.

                                            By Order of the Board of Directors

                                                      LAWSON K. SMITH
                                                         Secretary

September 28, 1998

                                   IMPORTANT

     All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and date the Proxy enclosed and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person, the Proxy will not be used if you so request by revoking it as described on page 3 of the Proxy Statement.

                              SPARTON CORPORATION
                            2400 East Ganson Street
                            Jackson, Michigan 49202

                               ------------------

                                PROXY STATEMENT

                               ------------------

     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 28, 1998

                                  SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SPARTON CORPORATION, an Ohio corporation (the "Company"), of proxies for use at the 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of the Company, 2400 East Ganson Street, Jackson, Michigan 49202, on October 28, 1998 at 10 a.m., local time, and at any and all adjournments thereof. The cost of solicitation will be paid by the Company. The Company has engaged Georgeson and Company, specialists in proxy solicitation, to solicit proxies on its behalf from brokers, bank nominees and other institutional holders of its Common Stock at an anticipated cost of $6,500, plus certain out-of-pocket expenses. In addition, officers and employees of the Company and its subsidiaries may solicit proxies personally, by telephone, facsimile or other means, without additional compensation. This Proxy Statement and the form of Proxy are being mailed to shareholders on or about September 28, 1998.

     At the meeting, the Company's shareholders will act upon the election of three (3) directors each to serve for a three (3) year term until the annual meeting held in the year 2001 or until their successors are elected and qualified, as described in more detail in this Proxy Statement. In addition, the Company's shareholders will consider and act upon a shareholder's proposal concerning term limitations for directors.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     In accordance with the Code of Regulations of the Company, the Board of Directors has fixed the close of business on September 15, 1998, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote.

     As of September 15, 1998, the record date for the Annual Meeting, the Company had outstanding 7,828,090 shares of Common Stock, each entitled to one vote at the Annual Meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting who are appointed by the Company. As of September 1, 1998, the persons named in the following table were known by the management to be the beneficial owners of more than 5% of the Company's outstanding Common Stock:

                                   AMOUNT AND
                                     NATURE
        NAME AND ADDRESS          OF BENEFICIAL                   PERCENT
      OF BENEFICIAL OWNER           OWNERSHIP                     OF CLASS
      -------------------         -------------                   --------
John J. Smith(l)
  1839 S. Walmont
  Jackson, Michigan 49203           2,523,449(2)                   32.24%(2)

                                   AMOUNT AND
                                     NATURE
        NAME AND ADDRESS          OF BENEFICIAL                   PERCENT
      OF BENEFICIAL OWNER           OWNERSHIP                     OF CLASS
      -------------------         -------------                   --------
Lawson K. Smith(l)
  14901 Willowbrook Drive
  Lake Odessa, Michigan 48849         722,506(3)                    9.23(3)

Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, llth Fl
  Santa Monica, California 90401      537,500(4)                    6.87(4)

---------------

(1) Mr. John J. Smith and Mr. Lawson K. Smith are brothers.

(2) Includes 1,920,000 shares owned by Mr. John J. Smith. An additional 180,000 shares are held by a trust over which Mr. Smith has voting control. The amount also includes 423,449 shares held by several of the Company's retirement plans as to which Mr. Smith holds voting and investment power in his capacity as chief executive officer of the Company. Mr. Smith has no financial interest and disclaims any beneficial interest in these 423,449 shares.

(3) Includes 383,106 shares and 339,400 shares held by the Lawson K. Smith Trust and Margaret E. Smith Trust, respectively. Lawson K. Smith and his wife, Margaret E. Smith, have voting and investment control over the shares held in the trusts bearing their names.

(4) According to information included in the Form 13G Report filed as of December 31, 1996, by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, Dimensional is deemed to have beneficial ownership of 537,500 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     As of September 1, 1998, the following table shows the shares of the Company's Common Stock beneficially owned by the Named Executives identified in the Compensation Table shown later in this Proxy Statement and all officers and directors of the Company as a group (15 persons):

                                             AMOUNT AND NATURE OF    PERCENT OF
                   NAME                      BENEFICIAL OWNERSHIP     CLASS(7)
                   ----                      --------------------    ----------
John J. Smith                                    2,523,449(1)          32.24%
David W. Hockenbrocht                               88,202(2)           1.12
Richard D. Mico                                     19,500(3)            .25
Douglas E. Johnson                                  10,000(4)            .13
Richard L. Langley                                  12,200(5)            .16
All Officers and Directors                       3,702,611(6)          46.97

---------------

(1) Reference is made to note (2) at the top of this page.

(2) Includes 32,000 shares which Mr. Hockenbrocht has the right to acquire pursuant to options exercisable within 60 days.

(3) Includes 2,500 shares which Mr. Mico has the right to acquire pursuant to options exercisable within 60 days.

(4) Includes 5,000 shares which Mr. Johnson has the right to acquire pursuant to options exercisable within 60 days.

(5) Includes 2,500 shares which Mr. Langley has the right to acquire pursuant to options exercisable within 60 days.

(6) Includes shares under options held by all officers and directors exercisable within 60 days.

(7) Calculation is based on total shares outstanding plus the shares subject to options exercisable within 60 days as described in this Proxy Statement.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation with the Chairman or Secretary of the Company, at or before the Annual Meeting, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman or Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Unless revoked, the shares represented by the enclosed Proxy will be voted at the meeting in accordance with any specification made thereon, if the Proxy is returned properly executed and delivered in time for voting. Unless otherwise specified, the Proxy will be voted "FOR" the election of the three (3) director nominees and "AGAINST" the shareholder proposal concerning term limitations for directors. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

     Management does not intend to present, and does not know of anyone who intends to present any matters at the meeting to be acted upon by the shareholders not referred to in the Notice and this Proxy Statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

     The shareholders of the Company have cumulative voting rights in the election of directors at the Annual Meeting if notice in writing is given by any shareholder to the Chairman, President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the Annual Meeting that the shareholder desires that the voting at such election shall be cumulative. An announcement of the giving of such notice shall be made upon the convening of the Annual Meeting by the Chairman or Secretary.

     If voting at the Annual Meeting is cumulative, each shareholder will have the right to cast that number of votes which equals the number of shares owned by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes for one candidate or distribute such votes among any number of candidates as the shareholder elects. The actual number of shares required for election of a candidate will vary depending upon the total number of shares voted. However, shareholders owning 1,957,023 shares, or approximately 25% of the Company's outstanding shares, could elect at least one director to the class of three directors to be elected at the 1998 Annual Meeting if there are four nominees.

                             ELECTION OF DIRECTORS

     The following directors whose terms of office expire at the Annual Meeting, Messrs. John J. Smith, Bradley O. Smith and W. Peter Slusser, are nominees each for election to a three (3) year term expiring in 2001. The following portion of this Proxy Statement contains additional information about these nominees.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the three (3) individuals who receive the greatest number of votes cast by the holders of Common Stock will be elected as directors. Shares not voted at the Annual

Meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting.

     It is believed that all three (3) nominees are, and will be at the time of the Annual Meeting, available for election; and, if elected, will serve. However, in the event one or more of them is or should become unavailable, or should decline to serve, it is intended that the proxies will be voted for such substitute nominee or nominees as the persons named in the proxy may in their discretion select.

     In the following table, the column "Amount and Nature of Beneficial Ownership" relates to common shares of the Company beneficially owned by the directors and nominees as of September 1, 1998, and is based upon information furnished by them.

                                                                        HAS
                                                                       SERVED     AMOUNT AND
                                                                        AS A       NATURE OF
                                                                      DIRECTOR    BENEFICIAL     PERCENT OF
         NAME           AGE           PRINCIPAL OCCUPATION             SINCE     OWNERSHIP (1)   CLASS (1)
         ----           ---   -------------------------------------   --------   -------------   ----------
NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2001

John J. Smith.......... 86    Chairman of the Board and Chief           1950       2,523,449(2)    32.24%
                              Executive Officer of Sparton
                              Corporation, Jackson, Michigan.

W. Peter Slusser....... 69    President, Slusser Associates, Inc.,      1997             500         .01
                              Investment Banking, New York, New
                              York.

Bradley O. Smith....... 53    Private Investor since May 1998. For      1998         301,824(3)     3.86
                              the preceding 24 years, Owner and
                              President of Tracy Products, Inc., an
                              automotive metal stamping company,
                              Ionia, Michigan.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

Robert J. Kirk......... 85    Financial Consultant, Toledo, Ohio        1978           6,000         .08

William I. Noecker..... 49    Director of Program Management,           1998              40         -0-
                              Fisher Dynamics Corp., St. Clair
                              Shores, Michigan since 1996. Chairman
                              of Brasco International Inc.,
                              Detroit, Michigan since 1993.

David B. Schoon........ 47    Financial Consultant, Grand Rapids,       1994             -0-         -0-
                              Michigan.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

James N. DeBoer........ 73    Partner, law firm of Varnum,              1971            4370         .06
                              Riddering, Schmidt & Howlett, LLP,
                              Grand Rapids, Michigan.

David W.                63    President and Chief Operating Officer     1978          88,202(4)     1.12
  Hockenbrocht.........       of Sparton Corporation, Jackson,
                              Michigan.

Rory B. Riggs.......... 45    President of Biomatrix, Inc.,             1994             -0-         -0-
                              Richfield, New Jersey, a medical
                              biotechnology company since 1997, and
                              President, ITIM Corporation, New
                              York, New York, an investment
                              advisory and venture capital firm
                              since 1991. Mr. Riggs was President
                              and Chief Executive Officer of RF&P
                              Corporation, Richmond, Virginia, a
                              real estate investment company, from
                              1991 to 1994.

---------------

(1) Unless otherwise indicated by footnote, each director or nominee has sole voting power and owns the shares directly, or shares voting and investment power with his spouse or other family members under joint ownership.

(2) Reference is made to note (2) at the top of page 2.

(3) Includes 79,250 shares owned individually by Mr. Bradley O. Smith, 197,549 shares owned by Mr. Smith jointly with his wife, 3,325 shares owned by his wife, Sharon A. Smith and 21,700 shares over which Mr. Smith holds voting and investment power.

(4) Reference is made to note (2) at the bottom of page 2.

     Mr. Bradley O. Smith is the son of Lawson K. Smith, Secretary and former director, and the nephew of John J. Smith. There are no other family relationships between the nominees and the directors. Except as noted, the principal occupations referred to have been held by the foregoing nominees and directors for at least five years.

     Mr. W. Peter Slusser is a director of Ampex Corporation and Tyco International Ltd.

     Mr. Rory B. Riggs is a director of Biomatrix, Inc.

     The Board of Directors, which had five (5) meetings during the past year, has standing audit and compensation committees. There is no nominating committee. The responsibilities of the audit committee, which met two (2) times last year and consisted of Robert J. Kirk and Marshall V. Noecker, include reviewing the general scope of the audit of the Company's financial statements and the results of the audit with the auditors and management. The compensation committee, which met once last year and consists of John J. Smith, Robert J. Kirk, Marshall V. Noecker, Rory B. Riggs, W. Peter Slusser and James N. DeBoer, establishes the remuneration, including stock options, to be paid or offered to the Company's executive officers. All Directors attended at least 75% of the meetings of the Board and committees on which they serve except for Mr. Riggs who attended 40% of such meetings.

     Directors who are not employees of the Company are compensated at the rate of $350 per month and $500 for each directors' meeting attended. Members of the audit committee receive $500 for each audit committee meeting attended. Directors who are employees of the Company receive $350 for each directors' meeting attended.

     The Executive Compensation Committee Report and Performance Graph set forth below are not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.
                ------------------------------------------------

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables provide certain data and information on the compensation of the Company's Chief Executive Officer and its four most highly compensated executive officers (other than the CEO) whose annual salary and bonus exceeded $100,000 (collectively referred to as the "Named Executives"). This report addresses the Company's compensation policies and programs for the year ended June 30, 1998, the details of which are reflected in the tables set forth in the following pages of this Proxy Statement. The Company's and the Board's policies and practices pertaining to the compensation of executive officers and management have been in effect for a number of years.

EXECUTIVE COMPENSATION COMMITTEE REPORT

     Decisions on the compensation of the Company's executive officers are made by the Board's Compensation Committee. This Committee is composed of Mr. John J. Smith, Chairman of the

Board and Chief Executive Officer and five non-employee directors; Messrs. Noecker, Kirk, Riggs, Slusser and DeBoer.

     The Company has long-established policies and practices intended to compensate its salaried employees in a manner that will enable the Company to attract, retain and motivate them to accomplish corporate goals and objectives. These policies and practices encourage management to remain dedicated to the maximization of shareholder value. The compensation of the Company's key executives is based, in part, on the Compensation Committee's review of executive compensation at other companies. The Committee's review entails a comparison of executive salaries at other companies for purposes of ascertaining, in general, that the Company's salary structure is at or about prevailing market rates. This review does not include a quantative or qualitative analysis of the components of the comparative executive compensation.

     The Company's compensation program was comprised of several elements: cash compensation (including salary and incentive bonus), incentive stock options and defined benefit or defined contribution retirement plans. Reflective of the Company's goal of relating compensation to corporate performance, the incentive bonus compensation plan permits certain executive officers to earn additional compensation if the pretax earnings of their operating unit is in excess of an established goal. The performance goals for this plan are reviewed and approved annually by the Compensation Committee. In addition, at the discretion of the Committee, bonuses may be paid in addition to or in lieu of bonuses earned under the incentive bonus plan based on the Committee's evaluation of the employee's individual performance, level of responsibility and experience. During the past fiscal year, both discretionary bonuses as well as bonuses under the incentive bonus compensation plan were paid to the Named Executives.

     The Company's Chief Executive Officer is compensated pursuant to employment agreements that have been in existence since 1950. A description of the current employment agreement and related compensation of the Company's Chief Executive Officer is set forth below under the caption "Employment Agreement and Related Compensation."

James N. DeBoer                      Rory B. Riggs
Robert J. Kirk                       W. Peter Slusser
Marshall V. Noecker                  John J. Smith

EMPLOYMENT AGREEMENT AND RELATED COMPENSATION

     An employment agreement with Mr. John J. Smith, the Company's Chief Executive Officer, expired on June 30, 1997. In September 1998, that agreement was extended for an additional three years, effective July 1, 1997 and ending June 30, 2000. Mr. Smith's annual salary is set at $302,969 for each of these three years. According to its terms, the Board of Directors will consider a discretionary bonus at the end of each fiscal year. For fiscal 1998, Mr. Smith received no discretionary bonus.

     Pursuant to these prior employment agreements with Mr. Smith, a deferred compensation account had been established. Mr. Smith was entitled to receive payments in monthly installments following termination of employment; or, subject to prior approval of the Company's Board of Directors, from time to time in lump sums upon Mr. Smith's request. In December 1996, Mr. Smith requested and received the accumulated balance in his deferred compensation account ($2,288,518).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. John J. Smith is a member of the Compensation Committee and as such participates in establishing compensation for executives of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows certain compensation information for the Named Executives for services rendered in all capacities during the fiscal years ended June 30, 1998, 1997 and 1996.

                              ANNUAL COMPENSATION

                                         FISCAL                            ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR        SALARY     BONUS    COMPENSATION
     ---------------------------       -----------   --------   -------   ------------
John J. Smith                             1998       $302,969   $   -0-    $    1,750(1)
Chairman of the Board and                 1997        261,716    25,000     2,290,268(2)
Chief Executive Officer                   1996        178,200       -0-         1,750(1)

David W. Hockenbrocht                     1998        210,384    35,000         1,750(1)
President and Chief                       1997        178,200    25,000         1,750(1)
Operating Officer                         1996        178,200       -0-         1,750(1)

Richard D. Mico, Vice                     1998        110,628       -0-         3,046(3)
President and General                     1997        106,302    10,915         4,157(3)
Manager                                   1996        106,294    11,034         3,304(3)

Douglas E. Johnson, Vice                  1998        108,860    27,000           -0-
President and General                     1997        103,434    12,000           -0-
Manager                                   1996        100,000       -0-           -0-

Richard L. Langley                        1998         95,300     5,000           -0-
Vice President and Treasurer              1997         90,300     3,000           -0-
                                          1996         86,000       -0-           -0-

---------------

(1) Directors fees.

(2) Includes payment made pursuant to former deferred compensation arrangement plus directors' fees of $1,750 paid.

(3) Company contributions to this employee's defined contribution benefit plan.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no options granted to any Company officers or other employees for the fiscal year ended June 30, 1998.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information, with respect to the Named Executives, concerning the exercise of stock options or stock appreciation rights ("SARs") during the year and unexercised options and SARs held at June 30, 1998.

                      AGGREGATED OPTION/SARS EXERCISES IN
                      LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING              VALUE OF UNEXERCISED IN THE
                                                     UNEXERCISED OPTIONS/SARS AT    MONEY OPTIONS/SARS AT FISCAL
                          SHARES                           FISCAL YEAR-END                   YEAR-END(1)
                         ACQUIRED        VALUE      -----------------------------   -----------------------------
        NAME            ON EXERCISE   REALIZED(2)   EXERCISEABLE   UNEXERCISEABLE   EXERCISEABLE   UNEXERCISEABLE
        ----            -----------   -----------   ------------   --------------   ------------   --------------
John J. Smith                -0-         $-0-             -0-             -0-            $-0-            $-0-
David W. Hockenbrocht        -0-          -0-          26,560           5,440          44,754           9,166
Richard D. Mico            5,000       25,940           2,500           7,500             -0-             -0-
Douglas E. Johnson           -0-          -0-           5,000          15,000             -0-             -0-
Richard L. Langley         2,000       17,500           2,500           7,500             -0-             -0-

---------------

(1) The value of unexercised options reflects the increase in market value of the Company's common stock from the date of grant through June 30, 1998 (when the closing price of the Company's common stock was $8.31 per share). For Messrs. Mico, Johnson and Langley, the market price of the Company's common stock was below the exercise price on their outstanding stock options. The value actually realized upon exercise by the Named Executives will depend on the value of the Company's common stock at the time of exercise.

(2) Represents the aggregate market value of shares acquired at the time of exercise, less the aggregate exercise price paid by the employees.

RETIREMENT PROGRAMS

     The Company maintains a defined benefit retirement plan for employees of the Company and one subsidiary which provides for monthly pensions following retirement. During the past year, no cash contributions were made by the Company to the plan as in the judgment of the Company's independent actuaries, the pension plan was fully funded. The plan provides a basic benefit of $2.25 per month for each year of credited service up to a maximum of $90 per month. In addition, for those participants who contribute 5% of their monthly compensation (excluding bonuses) per month, the plan provides for an additional monthly pension amount equal to 1 1/2% of the participant's final 10-year average monthly compensation (excluding bonuses) times the participant's years of contributory credited service to a maximum of 30 years. The following table shows the estimated annual retirement benefits in specified remuneration and service classifications upon normal retirement at age 65. The benefits shown are not subject to any deduction for Social Security or other offset amounts. The maximum amount of annual compensation allowed to be included in determining final average compensation has been limited by

Federal statute to $160,000 for 1998. This amount is subject to future adjustment by the Internal Revenue Service.

FINAL 10-YEAR AVERAGE   YEARS OF CONTRIBUTORY AND CREDITED SERVICE AT AGE 65
   ANNUAL EARNINGS      ----------------------------------------------------
 (EXCLUDES BONUSES)        10         15         20         25         30
---------------------   --------   --------   --------   --------   --------
      $ 60,000          $ 9,270    $13,905    $18,540    $23,175    $27,810
        80,000           12,270     18,405     24,540     30,675     36,810
       100,000           15,270     22,905     30,540     38,175     45,810
       120,000           18,270     27,405     36,540     45,675     54,810
       140,000           21,270     31,905     42,540     53,175     63,810
       160,000           24,270     36,405     48,540     60,675     72,810
       180,000           27,270     40,905     54,540     68,175     81,810

     The following Named Executives have years of contributory credited service under the plan and current annual earnings as of June 30, 1998:

                       YEARS OF CONTRIBUTORY   CURRENT ANNUAL EARNINGS
       OFFICER           CREDITED SERVICE         (EXCLUDING BONUS)
       -------         ---------------------   -----------------------
David W. Hockenbrocht          20.50                  $210,384
Douglas E. Johnson             10.00                   108,860
Richard L. Langley             12.00                    95,300

Mr. John J. Smith and Mr. Richard D. Mico do not participate in the Company's defined benefit retirement plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and executive officers, as well as any person holding more than ten percent of a registered class of the Company's equity securities, are required to report any changes in their ownership of the Company's securities to the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, all required reports were properly filed by such persons during the fiscal year ended June 30, 1998.

PERFORMANCE GRAPH

     The following is a line-graph presentation comparing cumulative, five-year shareholder returns, on an indexed basis, of the Company's Common Stock with that of a broad market index (the S&P 500 Composite Index) and the Electronics Component of the NASDAQ. The Electronics Component of the NASDAQ has been included for the first time this year as the Company believes the entities included in this index are engaged in operations similar to the Company's remaining business, electronics. The Company has also included a weighted index made up of selected S&P 500 indices including Electronics Defense (50%), Automobiles (25%) and Industrials (25%). The Company had selected this weighted index because the companies included therein were engaged in operations similar to the Company's historical operations, including the now discontinued automotive operations. The comparison assumes a $100 investment on June 30, 1993, and the reinvestment of dividends.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
            SPARTON CORPORATION, S&P 500 INDEX AND INDUSTRY INDEXES
                          (INDEX JUNE 30, 1993 = 100)

                                                  S&P 500
                                                  WEIGHTED         S&P 500          SPARTON
                                  NASDAQ           INDEX            INDEX         CORPORATION
1993                               100              100              100              100
1994                               110              105              101              110
1995                               227              142              124               98
1996                               240              223              153               81
1997                               394              241              202              226
1998                               392              267              260              158

SHAREHOLDER PROPOSAL CONCERNING TERM LIMITATIONS FOR DIRECTORS

  Shareholder Proposal

     Mr. Dwight A. Pike, 4691 Madison Avenue, Trumbull, Connecticut 06611, owner of 1,000 shares of Common Stock, has given notice that he intends to present for action at the Annual Meeting on October 28, 1998, the following resolution:

     WHEREAS, action taken by the board of directors in managing the Company's affairs can significantly impact the value of the shareholders' investment;

     WHEREAS, the Company's and shareholders' interests are best served by a board of directors whose composition changes regularly to permit new independent viewpoints and perspectives;

     WHEREAS, the composition of the Company's current board of directors does not provide such diversity of ideas; now, therefore, be it

     RESOLVED, that the Code of Regulations of Sparton Corporation be amended by adding the following sentence at the end of the last sentence of Article VIII:

          "In no event shall any director serve for more than three consecutive terms, including any director serving on the board of directors at the 1998 Annual Meeting of Shareholders. Any director who has served for more than three consecutive terms shall resign at the board of directors meeting following the 1998 Annual Meeting of Shareholders."

                              SUPPORTING STATEMENT

     Historically, Sparton Corporation has had unlimited terms of service for the members of its board of directors. Over a majority of the members of the current board have served for twenty years or more. The proponent believes that the Company's board requires new direction. Limiting the term of service for directors will give the board an opportunity to consider new ideas and viewpoints, and benefit from the expertise of new members. The proponent believes these new ideas and perspectives are essential for the continued viability and growth of the Company as it meets the challenges of the rapidly changing economic environment in which it operates. While input from key management executives is important to board decisions, these executives can participate in board discussions without being board members.

     Term limits will also ensure that the board of directors maintains its independence from management. In recent years, the Company's board has been too closely aligned with management. The proponent believes that such alignment may preclude a board of directors from critically evaluating management's performance and policies. The proponent believes that an independent board is better suited to assess management's performance. With management being more carefully scrutinized, shareholder interests are better served, ultimately building greater shareholder confidence and value.

     The proponent believes that implementation of this proposal will allow Sparton Corporation to benefit from a regular infusion of new directors who can make significant contributions to the Company's strategic planning and financial and business decision-making.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL

     The Board of Directors believes that adoption of the above proposal would not be in the best interests of the Company and its shareholders. In the Board's opinion, Directors develop an increased knowledge and understanding of the business affairs, strategies and policies of the Company and its subsidiaries through an extended period of service on the Board. Imposing a nine year limit on a Director's tenure would prematurely deprive the Company of the knowledge and understanding which experienced outside Directors utilize in analyzing and responding to the variety of issues encountered by the Company and its subsidiaries. Currently, four of the Company's nine Directors have served on the Board in excess of nine years and the continuity of service and depth of experience they provide have proven extremely valuable to this Company. The Board of Directors also wishes to note that tenure on the Board, whether or not such tenure exceeds nine years, remains subject to the mandate of shareholders since Directors must be re-elected by a vote of shareholders at the end of each term.

     In summary, imposing an arbitrary limit on the tenure of Directors, based upon the number of years of service, would be disadvantageous to the Company and its Shareholders and might limit the Company's ability to attract and retain the most qualified persons as Directors.

     The affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote and voted at the meeting are required to approve this shareholder proposal. FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     W. Peter Slusser, a director since October 1997, also represented the Company as its investment banker with respect to the sale of Sparton Engineered Products, Inc. -- KPI Group, approved by shareholders on December 4, 1996 and with respect to the proposed but unsuccessful sale of Sparton Engineered Products, Inc. -- Flora Group. Mr. Slusser received $1,160,000, 1.44% of the purchase price, for his services with respect to the sale of the KPI Group.

                              INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP, the Company's independent auditors for many years, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS -- 1999 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received by the Company no later than May 31, 1999, at its principal executive offices, 2400 East Ganson Street, Jackson, Michigan 49202, Attention: Secretary, for inclusion in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders. Proxies solicited by management will be entitled to exercise discretionary voting authority on any shareholder proposals, other than those included in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders, unless the Company receives notice of the proposal at the above address on or before August 14, 1999.

                                          By Order of the Board of Directors

                                          LAWSON K. SMITH,
                                          Secretary

Dated: September 28, 1998

September 28, 1998

Dear Shareholder,

The Annual Meeting of your Company will be held on October 28, 1998. At the meeting, we will be electing three directors each for a term of three years as set forth in the Proxy Statement and considering a shareholder proposal concerning term limitations for directors.

We ask that you please give us your support by signing, dating and returning the attached proxy card in the postage paid envelope as soon as possible. Your vote is important, regardless of the number of shares that you own.

If your shares are held in the name of a bank or brokerage firm, only that firm can execute a proxy on your behalf. Please contact the person responsible for your account with your voting instructions.

Very truly yours,

John J. Smith, Chairman

                            DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

REVOCABLE PROXY                               SPARTON CORPORATION

John J. Smith, Lawson K. Smith and R. Jan Appel, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of SPARTON CORPORATION on October 28, 1998 at 10:00 A.M., local time, and any and all adjournments thereof, and to vote thereat as designated on the reverse side of this Proxy, all the shares of said Corporation which the undersigned would be entitled to vote if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and as described in the Proxy Statement. If no direction is made, this Proxy will be voted "FOR" the election of all directors as described in Item 1 and "AGAINST" the shareholder proposal described in Item 2.

The Board of Directors recommends a vote "FOR" the election of the three named directors and "AGAINST" the shareholder proposal.

                                                                                  FOR           WITHHELD
         1.  Election of Directors:      John J. Smith
                                                                               ---------      ------------
                                         W. Peter Slusser
                                                                               ---------      ------------
                                         Bradley O. Smith
                                                                               ---------      ------------
         2.  Shareholder proposal concerning term limitations for directors as set forth in the Proxy Statement.

                  FOR               AGAINST               ABSTAIN
                       ----------           -----------            -------------





                               SIGNATURE(S)  _________________ Dated:  ________

                               SIGNATURE(S)  _________________ Dated:  ________


     Please sign and date this Proxy exactly as your name(s) appears herein and return in the enclosed envelope which requires no postage. If executing on behalf of a corporation, minor, etc., sign that name and add signature and capacity of authorized signer.

--------------------------------------------------------------------------------

      ------------------------------------
       IMPORTANT: THE PROMPT RETURN OF
       PROXIES WILL SAVE THE CORPORATION
       THE EXPENSE OF FURTHER REQUESTS
       FOR PROXIES TO ENSURE A QUORUM AT
       THE MEETING. A SELF-ADDRESSED,
       POSTAGE-PREPAID ENVELOPE IS ENCLOSED
       FOR YOUR CONVENIENCE.
      ------------------------------------
--------------------------------------------------------------------------------